Credit Information Sharing Service Platform of Microfinance Industry

Member Service Agreement

Party A: Benefactum Alliance Business Consultant Beijing) Co., Ltd.

Legal representative: Liu Bodang

Address: Room 1105, 1106, 10/F, Building 1, No.6 Danleng Street, Haidian District, Beijing

Tel: 68895736

Fax:

Party B: Beijing Allwin Credit Reference Co., Ltd.

Legal representative: Chang Sheng

Address: Room 503, Section B, TYG Center, C2 Dongsanhuan North Road, Chaoyang District, Beijing

Tel: 010-84417938

Fax: 010-84417466

Beijing Allwin Credit Reference Co., Ltd.

Special seal for contract

Credit Information Sharing Service Platform of Microfinance Industry

Member Service Agreement

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Party B: Beijing Allwin Credit Reference Co., Ltd.

Credit Information Sharing Service Platform of Microfinance Industry (abbreviation: MPS, hereinafter referred to as the “sharing service platform”) is an industry membership-based third-party credit service platform developed, constructed and operated by Party B, aiming at providing accurate, efficient and targeted credit services for the various agencies engaged in the microfinance related business in our country to realize shared query of personal credit information.

Party A is a legally registered and operating corporate body engaged in the microfinance, microfinance intermediary service and personal consumption credit business, taking natural persons as the credit objects, applying for becoming a member agency of the sharing service platform voluntarily, for the need of strengthening business risk management.

The Parties have signed this agreement upon consensus through friendly negotiation.

. Party A has carefully read the Member Articles for the Credit Information Sharing Service Platform of Microfinance Industry, and submitted the Form for the Application of the Membership of the Credit Information Sharing Service Platform of Microfinance Industry, verified and agreed by Party B, and become the member agency of the sharing service platform.

2. The Parties agree to jointly abide by the Member Articles for the Credit Information Sharing Service Platform of Microfinance Industry (hereinafter referred to as the “Member Articles”).

3. Party A may choose freely the service functions of the sharing service platform, and conduct shared inquiry of the personal credit information on the sharing service platform according to the various specification requirements stipulated by the of the member articles.

4. In order to ensure the normal use of the service functions of the sharing service platform by Party A, Party B shall provide the following supporting services for Party.

1). Open the user of the sharing service platform. Party B shall open 1 manage user for Party A, and issue the corresponding user CA authentication certificate.

If Party A needs to increase or close users, it shall notify Party Bin with the form of official written documents, and Party B shall complete the formality of increasing or closing users within 2 business days after receiving the written documents of Party A, and send a notice of closing or increasing users to Party A.

2). sharing service platform access services: Party B may provide two forms of access services: interface query and USB query.

Party A may choose to access the sharing service platform according to its own practical situation.

Party B shall provide Party A with the corresponding information and file format specifications, as well as the network debugging and other essential technical support and consulting services. For member agencies choosing interface query access, Party B will only provide remote technical support and consulting services in principle; for member agencies choosing USB query access, except for providing remote technical support and consulting services, Party B is also required to arrange 1 time of networking debugging service for the sharing service platform at the office location of Party A.

3). Personnel training

Party B may train the operating personnel of the sharing service platform of Party A by means of on-site and remote communication. The specific time, place and manner of on-site training shall be negotiated otherwise by the Parties.

4). Guidance and consulting services

Party B may provide Party A with legal and management consulting services for the compliant use of the sharing service platform, mainly including:

(1) Provide essential consultation and guidance for the supplementary revision of the related contract documents entered into by and between the member agencies, borrowers and employees.

(2) Provide essential consultation and guidance member agencies to formulate and perfect management systems related to the use of the information sharing platform.

In principle, Party B shall only provide Party A with the above consultation and guidance services by means of remote communication.

5). Statistical service

(1) With the sharing service platform, Party A may make statistics to and download the daily, monthly and annual shared inquiry records and consolidated statement of the users of the agency. Where, query users of Party A can only make statistics to and download the shared inquiry records and statistical statement of the user; managing users of Party A may make statistics to and download the shared inquiry records and statistical statement of all the users of Party A, as well as the detail record and statistical statement of the information of employee bad practice behavior submitted and inquired by Party A.

(2) Party B shall send the monthly statistical statement of the running of the sharing service platform to Party A by email, etc. on a monthly basis, contents of which shall include the member and user quantity, number of natural persons included, shared inquiries and other statistical information of the sharing service platform.

5. The period when the sharing service platform is popularized is the period of toll-free services, without charging any fee from Party A.

To assure the sustainable operation of the sharing service platform, after the official operation of the sharing service platform, Party B will charge fees from Party A according to the unified membership service polices and charging standards.

30 days before the end of the popularization period of the sharing service platform, Party B will notify Party Ain written form and sign a supplementary agreement with Party A in respect of the specific matter of charging fees.

6. As a member agency of the sharing service platform, Party A shall assume and fulfill the following responsibilities and obligations. If Party A causes economic losses to Party B due to violating the following terms, the former shall assume liabilities for compensation, and the latter shall have the right to terminate this agreement unilaterally.

1). Party A shall abide by the member responsibilities and obligations prescribed by the Member Articles, accept the supervision and inspection of Party B consciously, cooperate with the operating services and management work of the sharing service platform of Party B, and Party A shall not provide false information to Party B for the purpose of coping with the inspection. Otherwise, all the legal liabilities arising therefrom shall be borne by Party A.

2). Before using the MSP to inquire personal information, Party A shall obtain the written authorization agreement of the subject of information. Otherwise, all the legal liabilities arising therefrom shall be borne by Party A.

3). Before submitting the personal information to Party B, Party A shall obtain the written authorization agreement of the subject of information and agree on the scope of information collection, informing the subject of information that, its personal information will be recorded in the credit information database of Party B. Otherwise, all the legal liabilities arising therefrom shall be borne by Party A.

4).Party A is obliged to manage properly and keep confidential permanently the personal information obtained on the MSP platform, and shall not use it for other purposes in addition to the use in accordance with the law; shall not disclose to any organization and individual the personal information; shall not use the personal information obtained for purposes other than microfinance business risk management by Party A; without the written consent of Party B, Party A shall not provide the personal information obtained from Party B to any third parties; otherwise, the legal liabilities resulted therefrom shall be borne by Party A. After the termination of this agreement, this clause shall still have the legal force.

5). When providing bad personal information to Party B, Party A shall inform the information subject beforehand, and keep the evidences of notification, such as call records, SMS, e-mail, etc. If Party A fails to inform the information subject the provision of the bad personal information to Party B, it shall bear the legal liabilities arising therefrom.

6). Party A can only use the U-Key\MSP interface by itself, and shall not lend, lease, transfer, or sell them to any third parties.

7). Party A shall assure the integrity of the information submitted to Party B, including but not limited to the basic personal information, loan application information, loan contract information, and repayment behavior information.

7. As the operating organization of the sharing service platform, Party B shall assume and fulfill the following responsibilities and obligations:

1). Establish and perfect the management system and service process according to the relevant requirements of the member articles and this agreement, assure adequately the safe and stable operation of the sharing service platform, do earnestly the management and service work on the member agencies, and guarantee effectively the various rights and interests of the member agencies.

2). Party B is obliged to keep confidential the personal credit information submitted by Party A through shared inquiry. Except for being used according to laws and regulations and according to the methods agreed hereof, Party B shall not reveal or disclose such information to any third parties directly or indirectly.

3). Party B is obliged to keep properly the enterprise data and member registration information submitted by Party A during the application of membership qualification.

4). Party B is obliged to report to Party A the working condition, change condition of committee member composition and other conditions of the supervisory committee of the Credit Information Sharing Service Platform of Microfinance Industry by means of email and other forms at regular intervals.

5). Party B is obliged to establish effective and convenient channels and processes accept and handle timely and properly the comments, suggestions and complaints from Party A on the operation management and service work of the sharing service platform.

8. The Parties shall cooperate to dispose the objection information of the information subject.

Clients of Party A can view their personal credit reports obtained by Party A from the sharing service platform. If there is any objection from any client on the information set forth by its personal credit report, Party A can provide it with the Application Form for the Complaint of Objection Information, and fax the Application Form for the Complaint of Objection Information filled out by the client to Party B, which will be verified and handled by Party B according to the process.

The wrong information caused by Party B during the processing of the information data shall be corrected by Party B without delay in the database of the sharing service platform, and within 2 days after the correction, Party B shall inform Party A and the information subject the disposal result in written form.

If the objection information is from the raw information submitted by Party A, Party A shall be responsible for the verification and handling, and inform Party B in written form within 2 days after the final disposal result of the objection information is determined. Party B shall be responsible for the correction of the objection information in the database of the sharing service platform, inform Party A and the information subject in written form within 2 days after the completion of the correction.

9. Party B shall have the intellectual property rights for the sharing service platform as well as the related service design. Party A shall not copy or produce the credit information sharing service system and service products identical or similar to the sharing service platform operated by Party B, including system structure, page design, sharing inquiry mode, information data specification and query result report contents, etc.

10. For delayed service, leakage of information and data as well as failure in performing this agreement due to events of force majeure, Party B will assume no liability.

11. All disputes arising from or in connection with the performance of this agreement as well as the annexes thereof shall first be settled by the Parties through friendly negotiation. If the negotiation fails, the Parties shall file the disputes to Beijing Arbitration Commission for arbitration upon consensus, and the Parties shall agree with the arbitration award made by the executive committee.

12. Correspondences of any written form in connection with this agreement shall be in Chinese, which shall be sent out by hand, registered mail or fax. If delivered by hand, the day of the delivery shall be deemed as the service date; if sent by registered mail, the seventh day from the mail receipt postmark date shall be deemed as the service date; if sent out by fax, it shall be deemed as served after being confirmed by the receiving party through telephone.

13. If one of the following conditions occurs, either party shall have the right to terminate this agreement unilaterally by sending a written notice to the other party, this agreement will terminate automatically.

1). Party A gives up the membership voluntarily.

2). Party B cancels the membership of Party A according to the relevant provisions of the Member Articles for the Credit Information Sharing Service Platform of Microfinance Industry

3). Either party enters into bankruptcy, liquidation, suspend business for rectification or termination of business.

4). This agreement is unable to be executed or purposes of this agreement are unable to be realized due to the issuance or modification of any laws and regulations or the requirements of supervisory authorities.

14. If any provision of this agreement is in conflict with the future laws, regulations, rules and regulatory documents of our country, the Parties shall make corresponding changes to the related terms hereof according to the stipulations of such laws, regulations, rules and regulatory documents through friendly negotiation.

15. This agreement will come into force after being signed and sealed by the legal representatives or authorized representatives of the Parties. This agreement and its annexes are made out in duplicate, with each party holding one copy respectively, which shall have same legal effect.

16. For any matters not covered hereof, the Parties shall negotiate otherwise, and sign a supplementary agreement. Any modifications made to this agreement and its annexes can only take effect after being signed and seal in writing by the Parties.

Party A:	(Official seal)

Representative of Party A: (Signature) Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Party B: Beijing Allwin Credit Reference Co., Ltd. (offical seal)
Representative of Party B: (Signature)

Beijing Allwin Credit Reference Co., Ltd.

Special seal for contract

Date of signing: July 3, 2015